Exhibit 99.1

 Tech/Ops Sevcon Inc.
 155 Northboro Road
 Southborough, MA 01772
 Telephone (508) 281 5510
News Release

For release: Immediately
For further information contact: Paul Farquhar

TECH/OPS SEVCON, INC. SWITCHES TO THE NASDAQ STOCK MARKET

Southborough, Mass. September 19, 2008 …. Tech/Ops Sevcon, Inc. (Amex symbol TO) switches to the Nasdaq Stock Market

Tech/Ops Sevcon, Inc. announced today that its board of directors has approved a decision to switch the listing of its common stock from the American Stock Exchange to the NASDAQ Stock Market LLC.  The Company expects to commence trading on Nasdaq under the symbol “TO” effective October 1, 2008.

Tech/Ops Sevcon, Inc. is a world leader in the design, manufacture and marketing of microprocessor based controls for electric vehicles. The controls are used to vary the speed and movement of vehicles, to integrate specialized functions, and to prolong the shift life of the vehicles’ batteries. Sevcon supplies customers throughout the world from its operations in the USA, the United Kingdom, France, and the Far East, and through an international dealer network. The Company's customers are manufacturers of fork lift trucks, aerial lifts, mining vehicles, airport tractors, sweepers, and other battery powered vehicles.